Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Preliminary Prospectus Supplement dated March 20, 2012)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 March 22, 2012

About Products & Services Auctions Bond Store Trading University Think Customer Service Open Account Login 1.800.524.8875 Auctions Directory View All Auctions FDIC-Insured CDs Corporate Bonds Municipal Bonds Stock US Agencies Warrants ESOARS™ Charity Auctions Issuers Auctions University Demos Home :: Auction #5300 View Auction Zions Bancorporation / 5 Year Corporates The Auction is awarded on Price. Auction Status: Accepting Bids Auction Start: 3/22/2012 8:00 AM EDT Auction End: 3/22/2012 3:00 PM EDT Last Update: 3/22/2012 1:00:09 PM EDT Security Type: Corporate Bonds Issue Type: Primary Coupon: 4.500% Maturity Date: 3/27/2017 Offering Documents Auction Details ISSUE INFORMATION Call Feature: Non-callable Settlement Date: 3/27/2012 First Interest Date: 9/27/2012 Int. Frequency: Semi-Annually Day Basis: 30/360 CUSIP Number: 989701BB2 Principal Offered: $ 300,000,000.00 Units Offered: 300000 Denomination: $ 1,000.00 Max. Award (units): 105,000 Min. Price: 93.000000 Max. Price: 100.000000 Min. Yield: 4.500% Max. Yield: 6.147% BIDDING INFORMATION Number of Bidders: 66 Number of Bids: 67 Current Market-Clearing Price: 93.000000 Current Market-Clearing Yield: 6.147% Before submitting bids in this auction you must Register or Sign In. Note: This page will check for updates every minute. Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533. *The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity. Newsletter Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address SUMIT Top of Form Bottom of Form Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: Other Products Contact Us About Us Site Map Privacy Policy Terms and Conditions Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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Bidding Qualification

Zions Bancorporation / 5 Year Corporates

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the Corporate Notes that I am bidding for are securities and are not insured by the FDIC, are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

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ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY ThINK CUSTOMER SERVICE ZIONS direct Auctions OPEN ACCOUNT LOGOUT 1.800.524.8875 ZDTESTDBD :: HOME:: AUCTION #5300 ZIONS BANCORPORATTON Bidding Qualification ZIONS BANCORPORATTON Zions Bancorporation I 5 Year Corporates Please confirm your agreement with each of the following by checking the box next to each statement I agree that the following bidder identification is correct: customer Username: zdtestdbd I have accessed or received the Offering Documents. I understand that the Notes that I am bidding for are securities and are not insured by the FDIC. are not deposits of any bank and may lose value. All securities are subject to investment risks, including possible loss of the principal invested. By participating in this auction. I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered I understand that Zions Direct is commiffed to conducting fair, open. and transparent auctions for the benefit of all participants Zions Direct will not tolerate or conduct business with anyone who attempts tt disrupt or manipulate the process for any auction, I agree that by participating in this suction I will not be engagitg in any such attempt. I agree I DONOT Agree lions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20,2012 and other documents lions Bancorporation has filed with the SEC for more complete information about lions Bancorporation and this offering. You may get these documents and other documents lions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533. ‘The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity NEWSLETTER Get market information, auction updates, new-issue alerts, and more. Ifs weekly and it’s tree! Email Address: SUBMIT Investment Products: Not ED5C Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (cDs) are EDIC Insured up to Applicable Limits Seciaihm products arid services offered by Zions Died, Mentor FINRA I 3if, a eon-bask subsidiary erZiens east Affiliates of Zloas Bank sr other issuers may purchase CD5 yr securtias ttireuqh the auction process. The market deamq yield may be tower due to the participation of err afiliaates a the aaction which may benofd the affiliated issuer. OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please itirect questions reqastiag the wetmie or tdddioq procedures to the Auchon Admflstrator You may also call err tsvestmeet Center at 800-524-8875 from 8am to M’ekiiqht Eastern limo. Powered By rfl Giwc’r STIWVr Cuotv Seftn’ere Thai Jisrk, ZIONS [DIRECT]

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Bid Page

ZIONS BANCORPORATION

Zions Bancorporation / 5 Year Corporates

The Auction is awarded on Price.

Auction Status:	ACCEPTING BIDS
Auction Start:	3/22/2012 8:00 AM EDT
Auction End:	3/22/2012 3:00 PM EDT
Last Update:	3/22/2012 8:02:15 AM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ Auction Details

ZDTEST

Current Market-Clearing Yield*: 6.147% Current Market-Clearing Price: 93.000000

AUCTION BIDS	Units	Price - OR -	Yield	Submitted	"In the Money"	Amount Due
1			%			
2			%			
3			%			
4			%			
5			%			

Bid Limit: $ 250,000.00 Calculate/Refresh Submit

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS | CONTACT US | ABOUT US | SITE MAP | PRIVACY POLICY | TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Entrust ZIONS DIRECT

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY ThINK CUSTOMER SERVICE ZIONSftI:1n115 Auctions OPEN ACCOUNT LOGOUT 1.800.524.8875 AUC11ONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT ZDTEST2 :: HOME:: AUCTION #5300 ZIONS BANCORPORATION Review & Confirm Bid Submission Zions Bancorporation 1 5 Year Corporates Bidder Bid # Units Ifi Price 1 93.000000 Bid Limit: $ 250,000.00 Yield Max. Award Max. Amt. Due Status e.147% Units $ 930. NEW I understand that I could be responsible for up to $930.00 on my award. D I confirm the bids shown in the table above. Cancel Cranftrtn I lions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20,2012 and other documents lions Bancorporation has filed with the SEC for more complete information about Lions Bancorporation and this offering. You may get these documents and other dncuments lions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611. Goldman. Sachs & Co. toll-free at 1-866-471-2526 orJ.P. Morgan Securities LLC collect at 1-212-834-4533. ‘The current Market-Cleating Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield tc maturity, yield to call, yield to put, or other yields when a bond is callable, puttable. exchangeable, or has other features, If a bond is called, put or exchanged before maturity, tie bondholder only earns interest on the time that has elapsed between purchasing the bond and its eady redemption The resulting yield is less than what would have been earned had the bond been held unfit maturity. NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and ifs tree! Email Address SUBMIT Investment Products: Not EDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certifirates of Deposit (cos) are FDIC Insured up to Applicable Limits Seraibm products aid services eltered by lens Dwarf, Member FINRA I fii. a eon-bank nabsidiary etZiens Bank, AlBialen of liens Bank or other issurm may purchase Con ar securuien threuqh the auction process. The market dea,mq yield may be tower due to lire partcipaoe of ml attliale it the aaction which may bennsl the affiliated issuer, OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please tired questions reqdinq the webotle or lnddinq procedures to the Auctcn Admraslrator You may also call mr tnvonlment Center at aoa-524-a875 from tarn to Mi&riqhl eastern mae.

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Results

Zions Bancorporation / 5 Year Corporates

The Auction is awarded on Price.

Notice: The auction has been extended until 3/22/2012 3:03:23 PM EDT.

Auction Status:	CLOSED
Auction Start:	3/22/2012 8:00 AM EDT
Auction End:	3/22/2012 3:03 PM EDT
Last Update:	3/22/2012 3:10:07 PM EDT

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	4.500%
Maturity Date:	3/27/2017

Offering Documents

▶ Auction Details

Bids

Final Market-Clearing Yield*: 5.843% Final Market-Clearing Price: 94.250000

Bidder	Units	Price ▾	Yield	Timestamp	Awarded	Amount Due
Bidder 29783	250	100.000000	4.500%	3/22/2012 8:46:48 AM	250 units	$ 235,625.00
Bidder 29775	50	100.000000	4.500%	3/22/2012 8:52:25 AM	50 units	$ 47,125.00
Bidder 29791	100	100.000000	4.500%	3/22/2012 9:08:18 AM	100 units	$ 94,250.00
Bidder 29792	50	100.000000	4.500%	3/22/2012 9:11:28 AM	50 units	$ 47,125.00
Bidder 26795	250	100.000000	4.500%	3/22/2012 9:11:45 AM	250 units	$ 235,625.00
Bidder 29793	50	100.000000	4.500%	3/22/2012 9:13:29 AM	50 units	$ 47,125.00
Bidder 6581	1	100.000000	4.500%	3/22/2012 9:23:25 AM	1 unit	$ 942.50
Bidder 29794	345	100.000000	4.500%	3/22/2012 9:27:39 AM	345 units	$ 325,162.50
Bidder 29772	500	100.000000	4.500%	3/22/2012 9:49:36 AM	500 units	$ 471,250.00
Bidder 29804	47	100.000000	4.500%	3/22/2012 10:17:16 AM	47 units	$ 44,297.50
Bidder 7816	10	100.000000	4.500%	3/22/2012 10:18:21 AM	10 units	$ 9,425.00
Bidder 28721	2	100.000000	4.500%	3/22/2012 10:21:46 AM	2 units	$ 1,885.00
Bidder 18363	5	100.000000	4.500%	3/22/2012 10:30:46 AM	5 units	$ 4,712.50
Bidder 23639	400	100.000000	4.500%	3/22/2012 10:48:36 AM	400 units	$ 377,000.00
Bidder 13193	200	100.000000	4.500%	3/22/2012 11:09:01 AM	200 units	$ 188,500.00
Bidder 24505	100	100.000000	4.500%	3/22/2012 11:12:10 AM	100 units	$ 94,250.00
Bidder 13193	50	100.000000	4.500%	3/22/2012 11:25:20 AM	50 units	$ 47,125.00
Bidder 29807	100	100.000000	4.500%	3/22/2012 11:30:32 AM	100 units	$ 94,250.00
Bidder 15643	125	100.000000	4.500%	3/22/2012 11:46:12 AM	125 units	$ 117,812.50
Bidder 29829	6	100.000000	4.500%	3/22/2012 11:54:47 AM	6 units	$ 5,655.00
Bidder 29826	6	100.000000	4.500%	3/22/2012 11:58:32 AM	6 units	$ 5,655.00
Bidder 18363	5	100.000000	4.500%	3/22/2012 12:26:45 PM	5 units	$ 4,712.50

Bidder 13196	1,000	100.000000	4.500%	3/22/2012 12:30:59 PM	1,000 units	$ 942,500.00
Bidder 29837	50	100.000000	4.500%	3/22/2012 1:09:38 PM	50 units	$ 47,125.00
Bidder 18849	5	100.000000	4.500%	3/22/2012 1:22:51 PM	5 units	$ 4,712.50
Bidder 29840	4	100.000000	4.500%	3/22/2012 1:25:21 PM	4 units	$ 3,770.00
Bidder 29772	750	100.000000	4.500%	3/22/2012 2:58:13 PM	500 units	$ 471,250.00
Bidder 29000	3	99.227724	4.675%	3/22/2012 2:53:37 PM	3 units	$ 2,827.50
Bidder 23428	1	99.117971	4.700%	3/22/2012 12:16:22 PM	1 unit	$ 942.50
Bidder 23427	1	99.117971	4.700%	3/22/2012 12:20:44 PM	1 unit	$ 942.50
Bidder 29786	100	98.898892	4.750%	3/22/2012 8:56:51 AM	100 units	$ 94,250.00
Bidder 29787	75	98.898892	4.750%	3/22/2012 8:59:08 AM	75 units	$ 70,687.50
Bidder 29788	250	98.898892	4.750%	3/22/2012 9:01:55 AM	250 units	$ 235,625.00
Bidder 29789	100	98.898892	4.750%	3/22/2012 9:04:06 AM	100 units	$ 94,250.00
Bidder 27522	1	98.898892	4.750%	3/22/2012 1:58:40 PM	1 unit	$ 942.50
Bidder 13571	10	98.750000	4.784%	3/22/2012 11:21:13 AM	10 units	$ 9,425.00
Bidder 29773	3,000	98.750000	4.784%	3/22/2012 2:56:41 PM	3,000 units	$ 2,827,500.00
Bidder 15443	50	98.680381	4.800%	3/22/2012 10:50:53 AM	50 units	$ 47,125.00
Bidder 29773	2,000	98.500000	4.841%	3/22/2012 10:36:27 AM	2,000 units	$ 1,885,000.00
Bidder 29773	3,000	98.250000	4.899%	3/22/2012 2:22:55 PM	3,000 units	$ 2,827,500.00
Bidder 19920	1	98.022222	4.951%	3/22/2012 2:25:44 PM	1 unit	$ 942.50
Bidder 29485	6,000	98.010000	4.954%	3/22/2012 2:52:46 PM	6,000 units	$ 5,655,000.00
Bidder 14942	10	98.000000	4.957%	3/22/2012 8:37:43 AM	10 units	$ 9,425.00
Bidder 29773	2,000	98.000000	4.957%	3/22/2012 12:34:12 PM	2,000 units	$ 1,885,000.00
Bidder 29818	1,000	97.855190	4.990%	3/22/2012 1:12:14 PM	1,000 units	$ 942,500.00
Bidder 29032	25	97.855190	4.990%	3/22/2012 1:59:51 PM	25 units	$ 23,562.50
Bidder 29784	250	97.811984	5.000%	3/22/2012 8:51:31 AM	250 units	$ 235,625.00
Bidder 29785	250	97.811984	5.000%	3/22/2012 8:54:27 AM	250 units	$ 235,625.00
Bidder 29789	50	97.811984	5.000%	3/22/2012 9:04:06 AM	50 units	$ 47,125.00
Bidder 29790	50	97.811984	5.000%	3/22/2012 9:06:08 AM	50 units	$ 47,125.00
				Auction Totals:	**300,000 units**	**$ 282,750,000.00**

Page 1 of 5

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated March 20, 2012 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank. Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer. Our Affiliates: OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.